    As filed with the Securities and Exchange Commission on July 9, 1997
                                                Registration No. 333-_____

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                  ------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                  ------------------

                                    COINSTAR, INC.
                (Exact name of registrant as specified in its charter)

                                  ------------------

               DELAWARE                         94-3156448
         (State of Incorporation) (I.R.S. Employer Identification No.)
                                 -------------------

                                 13231 SE 36TH STREET
                                      SUITE 200
                              BELLEVUE, WASHINGTON 98006
                                    (206) 644-6789
            (Address and telephone number of principal executive offices)

                                 -------------------

                             1997 EQUITY INCENTIVE PLAN,
                            EMPLOYEE STOCK PURCHASE PLAN,
                 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN, AND
             STOCK OPTIONS ISSUED OUTSIDE THE 1997 EQUITY INCENTIVE PLAN

                              (Full title of the plans)

                                 --------------------

                                    JENS H. MOLBAK
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                    COINSTAR, INC.
                                 13231 SE 36TH STREET
                                      SUITE 200
                              BELLEVUE, WASHINGTON 98006
                                    (206) 644-6789
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------------
                                      COPIES TO:
                                MARK P. TANOURY, ESQ.
                            STEPHANIE A. ANAGNOSTOU, ESQ.
                              JAMES F. FULTON, JR., ESQ.
                                  COOLEY GODWARD LLP
                                 3000 SAND HILL ROAD
                                BUILDING 3, SUITE 230
                          MENLO PARK, CALIFORNIA 94025-7116
                                    (415) 843-5000
                                ---------------------

                             CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------

                                              PROPOSED             PROPOSED
TITLE OF SECURITIES TO   AMOUNT TO BE          MAXIMUM              MAXIMUM             AMOUNT OF
   BE REGISTERED          REGISTERED      OFFERING PRICE PER   AGGREGATE OFFERING    REGISTRATION FEE
                                                SHARE              PRICE (1)
Common Stock (par        2,982,213 shares    $0.25-$10.50      $26,264,825           $7,959
value $.001)

-----------------------------------------------------------------------------

    (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933. The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to outstanding stock options previously granted under the Registrant's 1997 Equity Incentive Plan (the "Equity Plan"); (b) the actual exercise price for shares subject to outstanding stock options previously granted to certain officers and directors outside of the Equity Plan; (c) for shares issuable under the Company's Employee Stock Purchase Plan calculated on the basis of 85% of the initial public offering price of $ 10.50; and (d) for shares issuable under the Equity Plan and the 1997 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") calculated on the basis of the initial public offering price of $ 10.50. The following chart shows the calculation of the Registration fee.

                           NUMBER OF      OFFERING PRICE      AGGREGATE
     SECURITIES             SHARES           PER SHARE      OFFERING PRICE

Common Stock issuable       921,900        $0.25-$10.00      $ 5,225,538
pursuant to outstanding
options under the 1997
Equity Incentive Plan

Common Stock available    1,720,313              $10.50      $18,063,287
for grant under the 1997
Equity Incentive Plan

Common Stock available      200,000              $ 8.93      $ 1,786,000
for issuance under the
Employee Stock Purchase
Plan

Common Stock available      100,000              $10.50      $ 1,050,000
for issuance under the
1997 Non-Employee
Directors' Stock Option
Plan

Common Stock issuable        40,000              $ 3.50      $   140,000
pursuant to outstanding
options outside the
1997 Equity Incentive Plan

-----------------------------------------------------------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                       INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Coinstar, Inc., a Delaware corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

    (a) The Company's Registration Statement on Form S-1 (No. 333-26843) and the prospectus filed with the Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

    (b) A description of the Company's Common Stock, which is contained in the Form 8-A Registration Statement filed by the Company with the Commission on May 9, 1997 as amended through the date hereof; and

    (c) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                              DESCRIPTION OF SECURITIES

Not applicable.

                        INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the issuance of the Common Stock offered pursuant to the 1997 Equity Incentive Plan, the Employee Stock Purchase Plan, the 1997 Non-Employee Directors' Stock Option Plan and the options to purchase up to 40,000 shares of Common Stock granted to certain officers and directors of the Registrant outside the foregoing plans will be passed upon for the Company by its counsel, Cooley Godward LLP. Certain partners and associates of Cooley Godward LLP beneficially own 35,020 shares of Common Stock of the Company.

                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its Directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The Registrant's Amended and Restated Certificate of Incorporation and By-laws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the "Delaware Law") and (ii) require the Registrant to indemnify its Directors and officers to the fullest extent permitted by
Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as Directors and officers. These provisions do not eliminate the Directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each Director will continue to be subject to liability for breach of the Director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the Director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the Director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the Director's duty to the Registrant or its stockholders when the Director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Director's duty to the Registrant or its stockholders, for improper transactions between the Director and the Registrant and for improper distributions to stockholders and loans to Directors and officers. The provision also does not affect a Director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

    The Registrant has entered into indemnity agreements with each of its Directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a Director or an executive officer of the Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     At present, there is no pending litigation or proceeding involving a Director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or Director.

     The Registrant has an insurance policy covering the officers and Directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

                         EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

                                       EXHIBITS

NUMBER   DESCRIPTION
4.1(1)   Amended and Restated Certificate of Incorporation of Registrant.

4.2(1)   Amended and Restated Bylaws of Registrant.

4.2(1)   Specimen Stock Certificate.

4.3(1) Second Amended and Restated Investor Rights Agreement, date August 27, 1996, between the Registrant and certain investors, as amended
          October 22, 1996.

4.4(1)   Indenture between Registrant and The Bank of New York dated October 1,
          1996.

4.5(1)   Warrant Agreement between Registrant and The Bank of New York dated
          October 22, 1996.

4.6(1)   Notes Registration Rights Agreement between Registrant and Smith
          Barney Inc. dated October 22, 1996.

4.7(1)   Warrant Registration Rights Agreement between Registrant and Smith
          Barney Inc. dated October 22, 1996.

5.1      Opinion of Cooley Godward LLP.

23.1     Consent of Deloitte & Touche LLP.

23.2     Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1     Power of Attorney.  Reference is made to Signature Page.

99.1     Form of Stock Option outside the 1997 Equity Incentive Plan.

---------------

(1) Filed as an exhibit to the Form S-1 Registration Statement (No. 333-26843), as amended through the date hereof and incorporated herein by reference.

                                     UNDERTAKINGS

(d)      The undersigned registrant hereby undertakes:

    a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         i. To include any prospectus required by section 10(a)(3) of the Securities Act;

         ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    b. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on July 9, 1997.

                                  COINSTAR, INC.

                                  By:    /S/ JENS H. MOLBAK
                                     -------------------------------------
                                         Jens H. Molbak
                                      President and Chief Executive Officer


                                  POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jens H. Molbak and Kirk A. Collamer, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                   TITLE                  DATE
  /S/    JENS H. MOLBAK       President, Chief Executive        July 9, 1997
----------------------------  Officer and Director
         Jens H. Molbak

 /S/     KIRK A. COLLAMER     Vice President and Chief          July 9, 1997
----------------------------  Financial Officer
         Kirk A. Collamer

 /S/     GEORGE H. CLUTE      Director                          July 9, 1997
----------------------------
         George H. Clute

 /S/     LARRY A. HODGES      Director                          July 9, 1997
----------------------------
         Larry A. Hodges

 /S/     DAVID E. STITT       Director                          July 9, 1997
----------------------------
         David E. Stitt

 /S/     RONALD A. WEINSTEIN  Director                          July 9, 1997
----------------------------
         Ronald A. Weinstein


                                    EXHIBIT INDEX
EXHIBIT
NUMBER     DESCRIPTION
--------   -----------

4.1(1)     Amended and Restated Certificate of Incorporation of Registrant.

4.2(1)     Amended and Restated Bylaws of Registrant.

4.2(1)     Specimen Stock Certificate.

4.3(1) Second Amended and Restated Investor Rights Agreement, date August 27,1996, between the Registrant and certain investors, as amended October 22, 1996.

4.4(1) Indenture between Registrant and The Bank of New York dated October 1, 1996.

4.5(1) Warrant Agreement between Registrant and The Bank of New York dated October 22, 1996.

4.6(1) Notes Registration Rights Agreement between Registrant and Smith Barney Inc. dated October 22, 1996.

4.7(1) Warrant Registration Rights Agreement between Registrant and Smith Barney Inc. dated October 22, 1996.

5.1        Opinion of Cooley Godward LLP.

23.1       Consent of Deloitte & Touche LLP.

23.2       Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1       Power of Attorney.  Reference is made to Signature Page.

99.1       Form of Stock Option outside the 1997 Equity Incentive Plan.

---------------

(1) Filed as an exhibit to the Form S-1 Registration Statement (No. 333-26843), as amended through the date hereof and incorporated herein by reference.